                                                             EXHIBIT (a)(1)(iii)






                 FORM OF AFFIDAVIT AND INDEMNIFICATION AGREEMENT
                    FOR MISSING CERTIFICATE(S) OF OWNERSHIP.

                     AFFIDAVIT AND INDEMNIFICATION AGREEMENT
                     FOR MISSING CERTIFICATE(S) OF OWNERSHIP

State of
         --------------
County of
          ------------
-------------------------------------

-------------------------------------
                                      (The "Investor")
-------------------------------------

being duly sworn, deposes and says:

1. The Investor is of legal age and is the true and lawful, present and sole, record and beneficial owner of _________ (insert number of interests) limited partnership interests (the "Interests") of NTS-Properties V (the "Partnership"). The Interests were represented by the following Certificate(s) of Ownership (the "Certificate(s)") issued to the Investor:

Certificate(s) No.             Number of Interests              Date Issued
------------------             -------------------              -----------

The Certificate(s) was (were) lost, stolen, destroyed or misplaced under the following circumstances:

                                                                        and
-----------------------------------------------------------------------
after diligent search, the

Certificate(s) could not be found.

2. Neither the Certificate(s) nor any interest therein has at any time been sold, assigned, endorsed, transferred, pledged, deposited under any agreement or other disposed of, whether or not for value, by or on behalf of the Investor. Neither the Investor nor anyone acting on the Investor's behalf has at any time signed any power of attorney, any stock power or other authorization with respect to the Certificate(s) and no person or entity of any type other than the Investor has or has asserted any right, title, claim or interest in or to the Certificate(s) or to the Interests represented thereby.

3. The Investor hereby requests, and this Affidavit and Indemnification Agreement is made and given in order to induce the Partnership, (i) to refuse to recognize any person other than the Investor as the owner of the Certificate(s) and (ii) to refuse to make any payment, transfer, registration, delivery or exchange called for by the Certificate(s) to any person other than the Investor and to refuse the Certificates or to make the payment, transfer, registration, delivery or exchange called for by the Certificate(s) without the surrender thereof or cancellation.

4. If the Investor or the representative or the assigns of the Investor should find or recover the Certificate(s), the Investor will immediately surrender and deliver the same to the Partnership for cancellation without requiring any consideration thereof.

5. The Investor agrees in consideration of the issuance to the Investor of a new certificate in substitution for the Certificate(s), to indemnify and hold harmless the Partnership, each general partner of the Partnership, each affiliate of the Partnership and any person, firm or corporation now or hereafter acting as the transfer agent, registrar, trustee, depositary, redemption, fiscal or paying agent of the Partnership, or in any other capacity and their respective successors and assigns, from and against any and all liabilities, losses, damages, costs and expenses of every nature (including reasonable attorney's fees) in connection with, or arising out of, the lost, stolen, destroyed or mislaid Certificate(s) without the surrender thereof and, whether or not: (a) based upon or arising out of the honoring of, or refusing to honor, the Certificate(s) when presented to anyone, (b) or based upon or arising from inadvertence, accident, oversight or neglect on the part of the Partnership, its affiliates or any general Partner of the Partnership, agents, clerk, or employee of the Partnership or any general partner of the Partnership and/or the omission or failure to inquire into contest or litigate the right of any applicant to receive payment, credit, transfer, registration, exchange or delivery in respect of the Certificate(s) and/or the new instrument or instruments issued in lieu thereof, (c) and/or based upon or arising out of any determination which the Partnership, its affiliates or any general partner thereof may in fact make as to the merits of any such claim, right, or title,
(d) and/or based upon or arising out of any fraud or negligence on the part of the Investor in connection with reporting the loss of the Certificate(s) and the issuance of new instrument or instruments in lieu thereof, (e) and/or based upon or arising out of any other matter or thing whatsoever it may be.

6. The Investor agrees that all notices, requests, demands and other communications under this Affidavit and Indemnification Agreement shall be in writing and shall be mailed to the party to whom notice is to be given by certified or registered mail, postage prepaid; if intended for the Partnership shall be addressed to Gemisys, 7103 S. Revere Pkwy., Englewood, CO 80112 Attn.:
NTS Investor Services, or such other address as to which the Partnership shall have given notice to the Investor at the address set forth at the end of this Affidavit and Indemnification Agreement or at such other address as to which the Investor shall have given prior notice to the Partnership in a manner herein provided.

7. No waiver shall be deemed to be made by the Partnership or its affiliates of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Partnership or its affiliates or the obligations of the Investor in any other respect at any other time.

8. The provisions of this Affidavit and Indemnification Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Partnership and its affiliates and the Investor.

9. This Affidavit and Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky.

                           ----------------------------------------------------
                           Investor Signature
                           (Please sign exactly as name appears on certificate)


                           ----------------------------------------------------
                           Investor Signature
                           (if held jointly)


                           ----------------------------------------------------
                           Name

                           --------------------------------------------
                           Address

Sworn to me this ____ day of
________________, 2002.

Notary Public
My commission expires:              /       /
                      -------------------------------